Exhibit 10.78
Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.

WHITBY PRODUCT AGREEMENT (Ferric Citrate IR Tablets)
This Product Agreement (this “Product Agreement”) is issued under the Master Manufacturing Services Agreement dated September 27, 2016 between Patheon Manufacturing Services LLC and Keryx BioPharmaceuticals, Inc. (the “Master Agreement”), and is entered into August 29, 2017 (the “Effective Date”), between Patheon Inc., a Canadian corporation, having a place of business at [**] (“Patheon”) and Keryx BioPharmaceuticals, Inc., a corporation existing under the laws of Delaware, having a principal place of business at One Marina Park Drive, 12th Floor, Boston, MA 02210 (“Client”).
The terms and conditions of the Master Agreement are incorporated herein except to the extent this Product Agreement expressly references the specific provision in the Master Agreement to be modified by this Product Agreement. All capitalized terms that are used but not defined in this Product Agreement will have the respective meanings given to them in the Master Agreement.
The Schedules to this Product Agreement are incorporated into and will be construed in accordance with the terms of this Product Agreement.
1.Product List and Specifications: (See Schedule A attached hereto)
2.Minimum Order Quantity, Annual Volume, and Price: (See Schedule B attached hereto)
3.Annual Stability Testing and Validation Activities (if applicable): (See Schedule C attached hereto)
4.Active Materials, Active Materials Credit Value, and Maximum Credit Value: (See Schedule D attached hereto)
5.Client Supply Chain Inventory Documentation Requirements: (See Schedule E attached hereto)
6.Yearly Forecasted Volume: Not applicable
7.Territory: USA, Europe, Canada
8.Manufacturing Site: [**]
9.Governing Law: New York per the Master Agreement
10.Inflation Index: PPI
11.Currency:$ USD
12.Initial Set Exchange Rate: 1:1.3401 (USD:CAD)
13.Initial Product Term: From the Effective Date until December 31, 2024.

14.Notices:
[**]
15.Other Modifications to the Master Agreement: None

IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Product Agreement as of the Effective Date set forth above.

PATHEON, INC.
By: /s/ Don Liscombe
Name: Don Liscombe
Title: VP & General Manager

KERYX BIOPHARMACEUTICALS, INC.
By: /s/ Gregory P. Madison
Name: Gregory P. Madison
Title: President & CEO

SCHEDULE A
PRODUCT LIST AND SPECIFICATIONS
Product List
Auryxia (Ferric Citrate IR Tablets) [**]

Specifications
[**]

SCHEDULE B
MINIMUM ORDER QUANTITY. ANNUAL VOLUME, AND PRICE
[**]

SCHEDULE C
ANNUAL STABILITY TESTING AND VALIDATION ACTIVITIES
Stability Testing
Patheon and Client will agree in writing on any stability testing to be performed by Patheon on the Products. This agreement will specify the commercial and Product stability protocols applicable to the stability testing and the fees payable by Client for this testing.
[**]

SCHEDULE D
ACTIVE MATERIALS

ACTIVE MATERIALS	SUPPLIER
Ferric Citrate	[**]

ACTIVE MATERIALS CREDIT VALUE
The Active Materials Credit Value will be as follows:

PRODUCT	ACTIVE MATERIALS	ACTIVE MATERIALS CREDIT VALUE
Auryxia (Ferric Citrate IR Tablets)	Ferric Citrate	[**]

MAXIMUM CREDIT VALUE
Patheon’s liability for Active Materials calculated in accordance with Section 2.2 of the Master Agreement in a Year will not exceed, in the aggregate, the maximum credit value set forth below:

PRODUCT	MAXIMUM CREDIT VALUE
Auryxia (Ferric Citrate IR Tablets)	[**] per Year to Patheon under this Product Agreement.

YIELD TOLERANCE
[**]

SCHEDULE E
Client Supply Chain Inventory Documentation Requirements
[**]
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